PRINCIPAL UNDERWRITER AND DISTRIBUTION AGREEMENT

This Agreement is entered into on this 13th day of March, 2025 (the “Effective Date”), by and among Athene Annuity & Life Assurance Company of New York (“AANY”), a life insurance company organized under the laws of the State of New York, and Athene Securities, LLC (the “Distributor”), a limited liability corporation organized under the laws of the State of Iowa.

AANY proposes to issue to the public certain single purchase payment index-linked annuity contracts identified on Schedule A that are more fully described in the registration statement and the prospectus hereinafter mentioned (the “Contracts”).

The offering of the Contracts is registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “1933 Act”).

AANY desires to obtain the services of the Distributor as the wholesale distributor for the offering of the Contracts.

The Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), desires to act as wholesale distributor on an agency basis for the offering of the Contracts.

NOW THEREFORE, AANY and the Distributor hereby agree as follows:

1.     DEFINED TERMS

(a)Registration Statement – At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act on the applicable prescribed form, or currently effective post-effective amendment thereto, as the case may be, for the Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 12 of this Agreement, the term “Registration Statement” means any document which is or at any time was a Registration Statement within the meaning of this Section 1(a).

(b)Prospectus – At any time while this Agreement is in effect, the prospectus included within a Registration Statement, except that, if the most recently filed version of the prospectus (including any supplements thereto) filed pursuant to Rule 424 under the 1933 Act subsequent to the date on which a Registration Statement became effective differs from the prospectus included within such Registration Statement at the time it became effective, the term “Prospectus” shall refer to the most recently filed prospectus filed under Rule 424 under the 1933 Act, from and after the date on which it shall have been filed. For purposes of Section 12 of this Agreement, the term “any Prospectus” means any document which is or at any time was a Prospectus within the meaning of this Section 1(b).
2.    AUTHORITY AND DUTIES

(a)AANY grants the Distributor the exclusive right, subject to compliance with the registration requirements of the 1933 Act and the provisions of the 1934 Act, to serve as the wholesale distributor on an agency basis for the offering of the Contracts and the Distributor accepts such rights. The Distributor will wholesale the Contracts under such terms as set by AANY and will make such Contracts available to duly registered broker-dealers and their registered representatives for sale to the public.

(b)The Distributor shall have authority, subject to disapproval by AANY, to enter into selling agreements with broker-dealers (“Selling Firms”) and AANY to participate as the Distributor deems appropriate in the distribution of the Contracts. Selling Firms must be registered as broker-dealers under the 1934 Act and applicable State securities laws, licensed as insurance producers under applicable State insurance laws and, as applicable, appointed by AANY, with authority to sell the Contracts. The selling agreements shall be in a form mutually acceptable to AANY and the Distributor. Any such contractual arrangement shall require the Selling Firm and its associated persons (“Sales Representatives”) to comply with licensing, registration, suitability, best interest and sales practice standards and/or requirements applicable to their recommendations of the Contracts adopted by the SEC, FINRA, and any insurance commission or securities commission for any state or other similar jurisdiction or U.S. territory (a “State”) in which Selling Firms offer or sell the Contracts.

(c)The Distributor shall use its best efforts to provide information and marketing assistance for the offering of the Contracts to Selling Firms and their Sales Representatives on a continuing basis for so long as the offering is conducted.

(d)AANY shall promptly appoint Selling Firms and their Sales Representatives as may be required under applicable law of the States for such Selling Firms and their Sales Representatives to engage in solicitation activities for the Contracts.

(e)AANY shall provide the Distributor access to such records, officers and employees of AANY at reasonable times as is necessary to enable the Distributor to fulfill its obligations as the distributor under the 1933 Act for the offering of the Contracts and to perform due diligence and to use reasonable care.

(f)In providing services hereunder which require the exercise of judgment by the Distributor, the Distributor shall perform any such service in accordance with standards and guidelines AANY develops and communicates to the Distributor. In performing any services hereunder, the Distributor shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of AANY.

(g)The Distributor agrees that in performing or providing functions or services hereunder, it shall use that degree of ordinary care and reasonable diligence that an experienced and qualified provider of similar services would use acting in like circumstances and experience in such matters and in accordance with the standards, practices and procedures established by the Distributor for its own business. The Distributor shall perform services according to servicing standards of AANY or such other standards as may be mutually agreed upon by AANY and the Distributor. The Distributor shall comply with all laws, regulations, rules and orders applicable to (1) AANY with respect to the services provided hereunder or (2) to the Distributor. The Distributor agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform the services under this Agreement.
3.    RELATIONSHIP OF THE PARTIES

(a)AANY and the Distributor acknowledge that in connection with the services provided by the Distributor under this Agreement, the Distributor is acting as an independent contractor and is an agent of AANY only with respect to its role as distributor for the offering of the Contracts. AANY and the Distributor acknowledge that, as affiliates, they are parties to shared services and cost sharing agreements under which personnel, facilities, equipment, and supplies are shared between the parties. In addition, the directors and officers of one party may be directors and officers of the other. The existence of any dual interest or shared personnel or services between the parties shall not affect the validity this Agreement or of any transactions hereunder except as otherwise provided by specific provisions or applicable law.

(b)The performance of services by the Distributor for AANY pursuant to this Agreement shall in no way impair the absolute control of the business and operations of the Distributor or AANY by their respective Boards of Directors. The Distributor shall act hereunder so as to assure the separate operating identity of AANY. The business and operations of AANY shall at all times be subject to the direction and control of the Board of Directors of AANY.
4.    REPRESENTATIONS AND WARRANTIES

(a)AANY represents and warrants to the Distributor as of the Effective Date of this Agreement and for so long as the offering of the Contracts is conducted that:

(i)A true, complete and correct copy of the Registration Statement and Prospectus filed with the SEC prior to the Effective Date of this Agreement has been provided to the Distributor and true, complete and correct copies of any amendments or supplements to the Registration Statement and Prospectus made after the Effective Date of this Agreement will be promptly provided to the Distributor at the time that they are filed with the SEC;

(ii)The Registration Statement as it became effective conformed, any further amendments or supplements thereto will conform when they become effective, and any Prospectus when filed pursuant to Rule 424 under the 1933 Act will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to AANY by the Distributor expressly for use therein;

(iii)The Contracts have been duly authorized by AANY and conform to the descriptions thereof in the Registration Statement and Prospectus and, when issued as contemplated by the Registration Statement and Prospectus, shall constitute legal, validly issued and binding obligations of AANY in accordance with their terms;

(iv)AANY is validly existing as a life insurance company in good standing under the laws of the State of New York, with power to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it conducts any business;

(v)The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a violation of any of the provisions of or default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AANY is a party or by which AANY is bound (including AANY's charter or by-laws or similar organizational documents as a life insurance company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AANY or any of its properties);

(vi)There is no consent, approval, authorization or order of any court or governmental agency or body required for the consummation by AANY of the transactions contemplated by this Agreement, except such as may be required under State insurance or securities laws in connection with the distribution of the Contracts; and

(vii)There are no material legal or governmental proceedings pending to which AANY is a party or of which any property of AANY is the subject (other than as set forth in the Prospectus, or litigation incident to the kind of business conducted by AANY) which, if determined adversely to AANY, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of AANY.

(b)The Distributor represents and warrants to AANY that:

(i)The Distributor is a broker-dealer duly registered with the SEC pursuant to the 1934 Act, is a member of FINRA, and is registered as required with the securities laws of those States in which it conducts business as a broker-dealer;

(ii)The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Distributor is a party or by which the Distributor is bound (including the articles of organization or operating agreement or similar organizational documents of the Distributor or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either the Distributor or its property); and

(iii)To the extent that any statements made in the Registration Statement or Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to AANY by the Distributor expressly for use therein, such statements will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
5.    BOOKS AND RECORDS

(a)AANY and the Distributor shall cause to be maintained and preserved for the periods prescribed, such accounts, books and other documents as are required of each of them by applicable laws and regulations (including, as applicable, 11 NYCRR 243 (Insurance Regulation No. 152)) with respect to the offering and issuance of the Contracts. AANY will prepare and maintain all books and records related to the Contracts including such books and records as the Distributor is required to maintain under the 1934 Act, as applicable. For the purposes of this Agreement, books and records maintained for the Distributor will be deemed to be the property of the Distributor and will be subject to examination by the SEC in accordance with the 1934 Act. Each party shall furnish to the other party such reports as may be reasonably requested by the other party for the purpose of meeting the reporting and recordkeeping requirements applicable to the other party.

(b)The parties shall use commercially reasonable efforts to maintain a business continuity and disaster recovery plan that provides for backups of accounts, books, and records applicable to this Agreement. As affiliates, both parties are part of the larger, enterprise-wide Athene business continuity and disaster recovery plan, which includes a disaster recovery site.

(c)Subject to applicable SEC or FINRA restrictions or guidance, AANY shall send confirmations of transactions in the Contracts to each owner of a Contract indicating such confirmation is being sent on behalf of the Selling Firm designated as agent-of-record for such Contract acting in its capacity as agent for AANY. AANY shall keep copies of such confirmations and records of transactions and shall make them available to the Distributor upon request.

(d)AANY and persons authorized by it or any governmental agency having jurisdiction over AANY shall have the right, at AANY's expense, to conduct an audit of the relevant books, records and accounts of the Distributor upon giving reasonable notice of its intent to conduct such an audit. In the event of such an audit, the Distributor shall give to the party requesting the audit reasonable cooperation and access to all books, records, and accounts necessary during normal business hours.
6.    SALES MATERIALS

(a)The Distributor shall utilize the currently effective Prospectus in connection with its underwriting, marketing and distribution efforts. As to other types of sales material (including free writing prospectuses) whether created by the Distributor or AANY, the Distributor shall use such materials only if: (1) such materials have been approved in writing by AANY for use in the marketing and distribution of the Contracts; (2) such materials comply with content standards under the laws, rules and regulations applicable to the offering of the Contracts; and (3) applicable regulatory filing requirements have been satisfied. The Distributor shall require Selling Firms to agree to use only those sales materials (including free writing prospectuses) which have been authorized for use by AANY.

(b)The Distributor shall not distribute any Prospectus, sales literature (including free writing prospectuses) or any other printed matter or material used in the underwriting and distribution of any Contract if, to the knowledge of the Distributor, any of the foregoing misstates the duties, obligations or liabilities of AANY or the Distributor.

7.    COMPENSATION AND EXPENSES

(a)On a monthly basis (which the parties may mutually agree to extend up to 90 days), AANY shall pay compensation to the Distributor in such amount as to meet all of the Distributor’s obligations to the Distributor’s associated persons and to Selling Firms with respect to all payments for the Contracts issued by AANY, it being understood that at the Distributor’s direction, AANY may pay the compensation to the Distributor’s associated persons and to Selling Firms as paying agent on behalf of the Distributor as a purely ministerial service. Payments made under this Agreement must comply with New York law, including 11 NYCRR 91 (Insurance Regulation No. 33), as applicable.

(b)AANY will pay or cause to be paid:

(i)Registration fees for registering the Contracts under the 1933 Act;

(ii)The expenses, including counsel fees, of preparing a Registration Statement, Prospectus and such other documents as AANY believes are necessary for registering the Contracts with the SEC and such States as are deemed necessary or appropriate;

(iii)Expenses incident to preparing amendments or supplements to the Registration Statement or Prospectus;

(iv)Expenses for preparing and printing all Registration Statements, Prospectuses and sales materials and the expense of supplying them to the applicants for the Contracts;

(v)Expenses incident to the issuance of its Contracts; and

(vi)Expenses incident to the preparation and mailing of notices and reports.
8.    ANTI-MONEY LAUNDERING COMPLIANCE

The parties shall comply with applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act, its implementing regulations, and related SEC rules, including without limitations, Customer Identification Program rules. Further, the parties shall comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). To the extent required by applicable law, the parties will promptly notify one another whenever suspicious activity or OFAC matches are detected.
9.    SAFEGUARDING OF PERSONAL INFORMATION

The parties each affirm that they have procedures in place reasonably designed to protect the privacy of Customer Confidential Information and will maintain such information they acquire pursuant to this Agreement in confidence and in accordance with all applicable privacy laws, including 11 NYCRR 421 (Insurance Regulation No. 173) “Customer Confidential Information” includes, by way of example and not limitation, all client-related information (including the names, addresses, telephone numbers, social security numbers and account numbers of such referred clients, as well as non-public personal information of such clients) that the parties receive. Notwithstanding the foregoing, each party shall have the right to use or disclose Customer Confidential Information: (1) to the full extent required to comply with applicable laws or requests of regulators; (2) as necessary in connection with the party’s audit, legal, compliance or accounting procedures; (3) as necessary or permitted by applicable laws in the ordinary course of business under this Agreement; (4) as authorized by a customer; and (5) to protect against or prevent fraud. Customer Confidential Information does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.
10.    LEGAL AND REGULATORY ACTIONS

(a)AANY and the Distributor shall notify the other promptly of any substantive complaint received by either party with respect to AANY, the Distributor or any respective representative or employee with respect to any Contract. The parties shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. In any event, neither party shall release any such response without the other party’s prior written approval.

(b)AANY and the Distributor shall notify the other upon the happening of any material event, if known by such notifying party, which makes untrue any material statement made in the Registration Statement or Prospectus or which requires the making of a change therein in order to make any statement made therein not materially misleading. In addition, AANY shall notify the Distributor immediately or in any event as soon as possible under the circumstances of the following:

(i)AANY becoming aware that any Prospectus, sales literature or other printed matter or material used in marketing and distributing any Contract contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading;

(ii)Any request by the SEC for any amendment to a Registration Statement, for any supplement to the Prospectus, or for additional information;

(iii)The issuance by the SEC of any “stop order” with respect to a Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

(iv)Any event of the Contracts’ noncompliance with the applicable requirements of federal tax law or regulations, rulings, or interpretations thereunder that could jeopardize the Contracts’ status as annuity or life insurance contracts, as applicable;

(v)Any change in applicable insurance laws or regulations of any State materially adversely affecting the insurance status of the Contracts or the Distributor’s obligations with respect to the distribution of the Contracts; and

(vi)Any loss or suspension of the approval of the Contracts or distribution thereof by a State securities commission or State insurance commission, any loss or suspension of AANY’s certificate of authority to do business or to issue annuity contracts in any State, or of the lapse or termination of the Contracts’ registration, approval or clearance in any State.

(c)AANY and the Distributor shall notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts. AANY and the Distributor shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement.

11.    TERMINATION

(a)This Agreement shall terminate automatically upon its assignment by either party to another person unless the other party has consented to the assignment.

(b)This Agreement shall terminate without the payment of any penalty by either party upon sixty (60) days' advance written notice.

(c)This Agreement shall terminate at the option of AANY upon institution of formal proceedings against the Distributor by FINRA or by the SEC, or if the Distributor or any representative thereof at any time: (1) employs any device, scheme, artifice, statement or omission to defraud any person; (2) fails to account and pay over promptly to AANY money due it according to AANY's records; or (3) violates the conditions of this Agreement.
12.    INDEMNIFICATION

(a)AANY shall indemnify and hold harmless the Distributor and any of its officers, directors, employees or agents, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Distributor and/or any such person may become subject, under any statute or regulation, any FINRA rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(i)arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (1) Registration Statement or in any Prospectus or (2) blue-sky application or other document executed by AANY specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State; provided that AANY shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to AANY by the Distributor specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto; or

(ii)result from any material breach by AANY of any provision of this Agreement.

This indemnification agreement shall be in addition to any liability that AANY may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

(b)The Distributor shall indemnify and hold harmless AANY and any of its officers, directors, employees or agents, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which AANY and/or any such person may become subject under any statute or regulation, any FINRA rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

(i)arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (1) Registration Statement or in any Prospectus, or (2) blue-sky application or other document executed by AANY specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by the Distributor to AANY specifically for use in the preparation of any such Registration Statement or any such blue-sky application or any amendment thereof or supplement thereto;

(ii)result because of any use by the Distributor or any representative of the Distributor of promotional, sales or advertising material not authorized by AANY or any verbal or written misrepresentations by the Distributor or any representative of the Distributor or any unlawful sales practices concerning the Contracts by the Distributor or any representative of the Distributor under federal securities laws or FINRA Rules; or

(iii)result from any material breach by the Distributor of any provision of this Agreement.

This indemnification shall be in addition to any liability that the Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

(c)Promptly after receipt by a party entitled to indemnification (“indemnified person”) under this Section 12 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 12 (“indemnifying party”), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 12. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

(d)The indemnification provisions contained in this Section 12 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of the Distributor or AANY, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 12.

13.    LIMITATION OF LIABILITY

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Distributor (and its officers, directors, agents, employees, controlling persons and any other person or entity affiliated with the Distributor or retained by it to perform or assist in the performance of its obligations under this Agreement), the Distributor shall not be subject to liability to AANY or for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

14.    NOTICE

Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as set forth below:

If to AANY:
President
Athene Annuity & Life Assurance Company of New York
Legal and Compliance Department
7700 Mills Civic Parkway
West Des Moines, IA 50266

If to the Distributor:
President
Athene Securities, LLC
Legal and Compliance Department
7700 Mills Civic Parkway
West Des Moines, IA 50266
15.    GENERAL PROVISIONS

(a)This Agreement and any matters related to this Agreement shall be governed by the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.

(b)Any controversy arising out of or in connection with this Agreement shall be settled by arbitration in the State of New York or any other mutually agreeable location in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. Any such arbitration shall be governed by Title 9 of the U.S. Code (Arbitration). The arbitration shall be conducted by three independent and impartial arbitrators, one to be chosen by AANY one to be chosen by the Distributor and the third by the two so chosen, all of whom shall be executive officers or retired officers of life insurance companies other than the parties or any of their respective affiliates or subsidiaries. Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including any outside attorney and witness fees, AANY and the Distributor, respectively, shall jointly bear the expense of their respective appointed arbitrator and will jointly bear the expense of the third arbitrator.

(c)Neither party may assign this Agreement without the express written consent of the other party and the approval of the New York State Department of Financial Services. Any purported assignment in violation of this section is void.

(d)This Agreement, along with any Schedules attached hereto, may be amended from time to time by the mutual agreement and consent of the undersigned parties.

(e)In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)This Agreement, together with any attached schedules, constitutes the sole and entire agreement between the parties relating to the subject matter hereof.

(g)This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

The undersigned parties have caused this Agreement to be duly executed by their authorized persons, to be effective as of the date set forth above.

ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK	ATHENE SECURITIES, LLC
By: /s/ Michael Downing	By: /s/ Chad Batterson
Name: Michael Downing	Name: Chad Batterson
Title: President & Chief Operating Officer	Title: President
Date: March 13, 2025	Date: March 13, 2025

Signature Page for Principal Underwriter and Distribution Agreement
Between AANY & Athene Securities

SCHEDULE A

1.Athene Amplify 2.0 NF – No Fee Version of Single Purchase Payment Index-Linked Annuity Contract.